Pennant Management, Inc.

Investment Adviser
Code of Ethics
Adopted 2/5/2013

Table of Contents

1 - Statement of General Policy	2
2 - Definitions	4
3 - Standards of Business Conduct	7
4 - Prohibition Against Insider Trading	8
5 - Blackout Periods	11
6 - Personal Securities Transactions	12
7 - Short-Term Trading Profits	14
8 - Compliance Procedures	15
9 - Gifts and Entertainment	17
10 - Rumor Mongering	8
11 - Service as an Officer or Director	21
12 - Whistleblower Policy	22
13 - Reporting Violations and Sanctions	24
14 - Records	25
15 - Acknowledgement	26
Schedule A	27
Schedule B	29
Schedule C	31
Schedule D	33
Schedule E	34

1-Statement of General Policy

This Code of Ethics (“Code”) has been adopted by Pennant Management, Inc. and is designed to comply with Rule 204A-1 under the Investment Advisers Act of 1940, as amended (“Advisers Act”) and Rule 17j-1 under the Investment Company Act of 1940, as amended ("Investment Company Act").

This Code establishes rules of conduct for all employees of Pennant Management, Inc. and is designed to, among other things, govern personal securities trading activities in the accounts of employees, their immediate family/household accounts and accounts in which an employee has a beneficial interest. The Code is based upon the principle that Pennant Management, Inc. and its employees owe a fiduciary duty to Pennant Management, Inc.'s clients to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (i) serving their own personal interests ahead of clients, (ii) taking inappropriate advantage of their position with the Firm and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.

The Code is designed to ensure that the high ethical standards long maintained by Pennant Management, Inc. continue to be applied. The purpose of the Code is to preclude activities that may lead to or give the appearance of conflicts of interest, insider trading and other forms of prohibited or unethical business conduct. The excellent name and reputation of our Firm continues to be a direct reflection of the conduct of each employee.

Pursuant to Section 206 of the Advisers Act, both Pennant Management, Inc. and its employees are prohibited from engaging in fraudulent, deceptive or manipulative conduct. Compliance with this section involves more than acting with honesty and good faith alone. It means that Pennant Management, Inc. has an affirmative duty of utmost good faith to act solely in the best interest of its clients.

Pennant Management, Inc. and its employees are subject to the following specific fiduciary obligations when dealing with clients:

•	The duty to have a reasonable, independent basis for the investment advice provided;
•	The duty to obtain best execution for a client’s transactions where the Firm is in a position to direct brokerage transactions for the client;
•	The duty to ensure that investment advice is suitable to meeting the client’s individual objectives, needs and circumstances; and
•	A duty to be loyal to clients.

In meeting its fiduciary responsibilities to its clients, Pennant Management, Inc. expects every employee to demonstrate the highest standards of ethical conduct for continued employment with Pennant Management, Inc. Strict compliance with the provisions of the Code shall be considered a basic condition of employment with Pennant Management, Inc. Employees are urged to seek the advice of the Chief Compliance Officer for any questions about the Code or the application of the Code to their individual circumstances. Employees should also understand that a material breach of the provisions of the Code may constitute grounds for disciplinary action, including termination of employment with Pennant Management, Inc.

The provisions of the Code are not all-inclusive. Rather, they are intended as a guide for employees of Pennant Management, Inc. in their conduct. In those situations where an employee may be uncertain as to the intent or purpose of the Code, he/she is advised to consult with the Chief Compliance Officer. The Chief Compliance Officer may grant exceptions to certain provisions contained in the Code only in those situations when it is clear beyond dispute that the interests of our clients will not be adversely affected or compromised. All questions arising in connection with personal securities trading should be resolved in favor of the client even at the expense of the interests of employees.

Recognizing the importance of maintaining the Firm's reputation and consistent with our fundamental principles of honesty, integrity and professionalism, the Firm requires that a supervised person advise the Chief Compliance Officer immediately if he or she becomes involved in or threatened with litigation or an administrative investigation or legal proceeding of any kind. Pennant Management, Inc. will maintain such information on a confidential basis.

The Chief Compliance Officer will periodically report to senior management and the board of directors of Pennant Management, Inc. to document compliance with this Code.

2-Definitions

For the purposes of this Code, the following definitions shall apply:

•	"1933 Act" means the Securities Act of 1933, as amended.

•	"1934 Act" means the Securities Exchange Act of 1934, as amended.

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"Access person" means any supervised person who: has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Reportable fund our firm or its control affiliates manage or has access to such recommendations; or is involved in making securities recommendations to clients that are nonpublic.

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"Account" means accounts of any employee and includes accounts of the employee’s immediate family members (any relative by blood or marriage living in the employee’s household), and any account in which he or she has a direct or indirect beneficial interest, such as trusts and custodial accounts or other accounts in which the employee has a beneficial interest, controls or exercises investment discretion.

•	"Advisers Act" means the Investment Advisers Act of 1940, as amended.

•
"Automatic investment plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

•
"Beneficial interest" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the 1934 Act in determining whether a person has a beneficial interest in a security for purposes of Section 16 of such Act and the rules and regulations thereunder.

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"Beneficial ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the 1934 Act in determining whether a person is the beneficial owner of a security for purposes of Section 16 of such Act and the rules and regulations thereunder.

•	"Chief Compliance Officer" (CCO) refers to the Chief Compliance Officer of Pennant Management, Inc.

•
"Compliance Officer" means officers of the adviser who are not parties to the transaction or related by blood or marriage to a party to a transaction and specifically include, the Chief Investment Officer, Chief Compliance Officer, President, Chief Operating Officer and any Director of the Adviser.

•	"Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

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"Initial public offering" (IPO) means an offering of securities registered under the 1933 Act, the issuer of which, immediately before registration, was not subject to the reporting requirements of sections 13 or 15(d) of the 1934 Act.

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"Inside information" means non-public information (i.e., information that is not available to investors generally) that there is a substantial likelihood that a reasonable investor would consider to be important in deciding whether to buy, sell or retain a security or would view it as having significantly altered the 'total mix' of information available,

•
"Insider" is broadly defined as it applies to Pennant Management, Inc.'s Insider Trading policy and procedures. It includes our Firm's officers, directors and employees. In addition, a person can be a "temporary insider" if they enter into a special confidential relationship in the conduct of the company's affairs and, as a result, are given access to information solely for Pennant Management, Inc.'s purposes. A temporary insider can include, among others, Pennant Management, Inc.'s attorneys, accountants, consultants, and the employees of such organizations. Furthermore, Pennant Management, Inc. may become a temporary insider of a client it advises or for which it performs other services. If a client expects Pennant Management, Inc. to keep the disclosed non-public information confidential and the relationship implies such a duty, then Pennant Management, Inc. will be considered an insider.

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"Insider trading" is generally understood to refer to the effecting of securities transactions while in possession of material, non-public information (regardless of whether one is an "insider") or to the communication of material, non-public information to others.

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"Investment person" means a supervised person of Pennant Management, Inc. who, in connection with his or her regular functions or duties, makes recommendations regarding the purchase or sale of securities for client accounts (e.g., portfolio manager) or provides information or advice to portfolio managers, or who help execute and/or implement the portfolio manager's decision (e.g., securities analysts, traders, and portfolio assistants); and any natural person who controls Pennant Management, Inc. and who obtains information concerning recommendations made regarding the purchase or sale of securities for client accounts.

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"Investment-related" means activities that pertain to securities, commodities, banking, insurance, or real estate (including, but not limited to, acting as or being associated with an investment adviser, broker- dealer, municipal securities dealer, government securities broker or dealer, issuer, investment company, futures sponsor, bank, or savings association).

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"Limited offering" means an offering of securities that is exempt from registration under the 1933 Act pursuant to section 4(2) or section 4(6) or pursuant to Rule 504, 505, or Rule 506 under the 1933 Act.

•	"Private fund" means an issuer that would be an investment company as defined in section 3 of the Investment Company Act of 1940 but for section 3(c)(1) or 3(c)(7) of that Act.

•	"Registered fund" means an investment company registered under the Investment Company Act.

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"Reportable fund" means any registered investment company, i.e., mutual fund, for which our Firm, or a control affiliate, acts as investment adviser, as defined in section 2(a) (20) of the Investment Company Act, or principal underwriter.

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"Reportable security" means any security as defined in Section 202(a)(18) of the Advisers Act, except that it does not include: (i) Direct obligations of the Government of the United States; (ii) Bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements; (iii) Shares issued by money market funds; (iv) Shares of other types of open-end registered mutual funds, other than Reportable Funds; (v) Shares issued by a unit investment trust if the unit investment trust is invested exclusively in mutual funds, none of which are Reportable Funds; and (vi) 529 Plans, unless Pennant Management, Inc. or a control affiliate manages, distributes, markets or underwrites the 529 Plan or the investments (including a fund that is defined as a reportable fund under Rule 204A-1) and strategies underlying the 529 Plan that is a college savings plan.

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"Supervised person" means any directors and officers of Pennant Management, Inc. (or other persons occupying a similar status or performing similar functions); employees of Pennant Management, Inc.; and any other person who provides advice on behalf of Pennant Management, Inc. and is subject to Pennant Management, Inc.'s supervision and control.

3-Standards of Business Conduct

Pennant Management, Inc. places the highest priority on maintaining its reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in our Firm and its employees by our clients is something we value and endeavor to protect. The following Standards of Business Conduct set forth policies and procedures to achieve these goals. This Code is intended to comply with the various provisions of the Advisers Act and requires that all supervised persons comply with the various applicable provisions of the Investment Company Act of 1940, as amended, the 1933 Act, as amended, the 1934 Act, as amended, and applicable rules and regulations adopted by the Securities and Exchange Commission (“SEC”).

Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by investment advisers. Such policies and procedures are contained in this Code. The Code also contains policies and procedures with respect to personal securities transactions of all Pennant Management, Inc.'s supervised persons as defined herein. These procedures cover transactions in a reportable security in which a supervised person has a beneficial interest in or accounts over which the supervised person exercises control as well as transactions by members of the supervised person’s immediate family and/or household.

Section 206 of the Advisers Act makes it unlawful for Pennant Management, Inc. or its agents or employees to employ any device, scheme or artifice to defraud any client or prospective client, or to engage in fraudulent, deceptive or manipulative practices. This Code contains provisions that prohibit these and other enumerated activities and that are reasonably designed to detect and prevent violations of the Code, the Advisers Act and rules thereunder.

4-Prohibition Against Insider Trading

Introduction

Trading securities while in possession of material, nonpublic information, or improperly communicating that information to others may expose supervised persons and Pennant Management, Inc. to stringent penalties. Criminal sanctions may include the imposition of a monetary fine and/or imprisonment. The SEC can recover the profits gained or losses avoided through the illegal trading, impose a penalty of up to three times the illicit windfall, and/or issue an order censuring, suspending or permanently barring you from the securities industry. Finally, supervised persons and Pennant Management, Inc. may be sued by investors seeking to recover damages for insider trading violations.

The rules contained in this Code apply to securities trading and information handling by supervised persons of Pennant Management, Inc. and their immediate family members.

The law of insider trading is unsettled and continuously developing. An individual legitimately may be uncertain about the application of the rules contained in this Code in a particular circumstance. Often, a single question can avoid disciplinary action or complex legal problems. You must notify the Chief Compliance Officer immediately if you have any reason to believe that a violation of this Code has occurred or is about to occur.

General Policy

No supervised person may trade, either personally or on behalf of others (such as investment funds and private accounts managed by Pennant Management, Inc.), while in the possession of material, nonpublic information, nor may any personnel of Pennant Management, Inc. communicate material, nonpublic information to others in violation of the law.

1. What is Material Information?

Information is material where there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this includes any information the disclosure of which will have a substantial effect on the price of a company’s securities. No simple test exists to determine when information is material; assessments of materiality involve a highly fact- specific inquiry. For this reason, you should direct any questions about whether information is material to the Chief Compliance Officer.

Material information often relates to a company’s results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Material information also may relate to the market for a company’s securities. Information about a significant order to purchase or sell securities may, in some contexts, be material. Prepublication information regarding reports in the financial press also may be material. For example, the United States Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about The Wall Street Journal’s “Heard on the Street” column.

You should also be aware of the SEC’s position that the term “material nonpublic information” relates not only to issuers but also to Pennant Management, Inc.'s securities recommendations and client securities holdings and transactions.

2. What is Nonpublic Information?

Information is “public” when it has been disseminated broadly to investors in the marketplace. For example, information is public after it has become available to the general public through the Internet, a public filing with the SEC or some other government agency, the Dow Jones “tape” or The Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

3. Identifying Inside Information

Before executing any trade for yourself or others, including investment funds or private accounts managed by Pennant Management, Inc. (“Client Accounts”), you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:

•	Report the information and proposed trade immediately to the Chief Compliance Officer.

•	Do not purchase or sell the securities on behalf of yourself or others, including investment funds or private accounts managed by the Firm.

•	Do not communicate the information inside or outside the Firm, other than to the Chief Compliance Officer.

•	After the Chief Compliance Officer has reviewed the issue, the Firm will determine whether the information is material and nonpublic and, if so, what action the Firm will take.

You should consult with the Chief Compliance Officer before taking any action.  This high degree of caution will protect you, our clients, and the Firm.

4. Contacts with Public Companies

Contacts with public companies may represent an important part of our research efforts. The Firm may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues arise, however, when, in the course of these contacts, a supervised person of Pennant Management, Inc. or other person subject to this Code becomes aware of material, nonpublic information. This could happen, for example, if a company’s Chief Financial Officer prematurely discloses quarterly results to an analyst, or an investor relations representative makes selective disclosure of adverse news to a handful of investors. In such situations, Pennant Management, Inc. must make a judgment as to its further conduct. To protect yourself, our clients and the Firm, you should contact the Chief Compliance Officer immediately if you believe that you may have received material, nonpublic information.

5. Tender Offers
Tender offers represent a particular concern in the law of insider trading for two reasons: First, tender offer activity often produces extraordinary gyrations in the price of the target company’s securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and “tipping” while in the possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Supervised persons of Pennant Management, Inc. and others subject to this Code should exercise extreme caution any time they become aware of nonpublic information relating to a tender offer.

6. Restricted Lists
Although Pennant Management, Inc. does not typically receive confidential information from companies, if it receives such information, or if a reasonable possibility exists that it might receive such information, it may take appropriate steps to establish restricted lists in certain securities.

The Chief Compliance Officer may place certain securities on a “restricted list.” Supervised persons are prohibited from personally, or on behalf of an advisory account, purchasing or selling securities during any period they are listed unless the proposed transaction has been pre-cleared in accordance with the procedures outlined in the Personal Securities Transactions section of this Code. Securities issued by companies about which supervised persons are expected to regularly have material, nonpublic information should generally be placed on the restricted list. A current restricted list will be sent to supervised persons each business day.

5-Blackout Periods

Supervised persons may not purchase or sell any Reportable Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial interest within two (2) business days before or after any client trades in that security unless:

1.	the transaction occurs in an account over which the supervised person does not have direct or indirect influence or control;
2.	the supervised person has complied with this Code of Ethics regarding prior written approval of a transaction by the Compliance Officers; or,
3.
the transaction occurs in conjunction with the rebalancing of the supervised person's portfolio by Pennant Management, Inc. concurrent with the rebalancing of other portfolios with identical investment objectives and at a price equal to or less advantageous than the price obtained for such security by Pennant Management, Inc. for each client;

Any transaction in violation of this Section must be reversed or unwound and any profits disgorged unless the Chief Compliance Officer, after reviewing the facts and circumstances, determines that the violation was inadvertent, unintentional and did not result in a loss of profit or increase in expense for any Client.

Note:  In determining whether there has been a violation of the blackout period with regard to the two days before a client trade, consideration will be given to whether the supervised person knew or had reason to have known of the client account transaction. A supervised person who had no knowledge of and had no reason to have known about the client account transaction in the same security, will not be viewed as violating the blackout period.

6-Personal Securities Transactions

General Policy

Pennant Management, Inc. has adopted the following principles governing personal investment activities by

Pennant Management, Inc.'s supervised persons:

•	The interests of client accounts will at all times be placed first;
•	All personal securities transactions will be conducted in such manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility; and
•	Supervised persons must not take inappropriate advantage of their positions.

Pre-Clearance Required for securities on the Restricted List or those in a Blackout Period

A supervised person may not acquire any security that is included on the firm's restricted list or currently subject to a Blackout Period unless the supervised person submits a Transaction Authorization Request Form (Schedule A) describing the proposed transaction and obtains advance written approval of such transaction by a Compliance Officer.
Factors Considered in Authorizing Personal Transactions: Compliance Officers, in their sole discretion, may refuse to grant approval of a personal transaction. Generally, Compliance Officers will consider the following factors in determining whether to authorize a proposed transaction:

1.	Whether the amount or nature of the transaction, or person entering into the transaction, is likely to affect the price or market for the security;
2.	Whether the individual making the proposed purchase or sale is likely to benefit from purchases or sales in the same or similar security being made or being considered for a client; and
3.	Whether the security proposed to be purchased or sold is one that would qualify for purchase or sale for a client.
4.	For securities included on the restricted list, whether the supervised person making the request is in possession of material, nonpublic information regarding the security.

Pre-Clearance Required for Participation in IPOs, Private Placements or Limited Offerings

A supervised person may not acquire any security in an initial public offering, private placement or limited offering unless the supervised person submits an Authorization Form describing the proposed transaction and obtains advance written approval of such transaction by a Compliance Officer.

When considering whether to grant approval, the Compliance Officer must consider, among other factors, whether the investment opportunity should be reserved for clients, whether the supervised person’s acquisition of the security will preclude clients from purchasing the security, and whether the opportunity is being offered to the supervised person by virtue of his or her position with the adviser. If the Compliance Officer finds that the investment opportunity should be reserved for clients, the supervised person’s acquisition adversely affects a client’s ability to acquire the securities, or the opportunity is being offered to the supervised person by virtue of his or her position with the adviser, the Compliance Officer must refuse to allow the supervised person to enter into the transaction. All written requests to engage in these transactions, and evidence of approval or denial, shall be maintained by the Chief Compliance Officer.

Pre-Clearance Requirements

1.
Time of Authorization: Transaction authorization must be obtained not more than three (3) days prior to the transaction. If the trade is not made within three (3) days of the date of authorization, a new authorization must be obtained.

2.
Authorization Form: Persons seeking authorization to enter into transactions requiring prior approval shall complete and sign an Transaction Authorization Request Form (Schedule A).  Upon obtaining prior approval to enter into the subject transaction, the Compliance Officers authorizing the transaction shall affix their signatures to the form to indicate such approval.

3.
Filing: Copies of all completed Transaction Authorization Request Forms, with all required signatures, shall be retained by the adviser in accordance with the record keeping requirements set forth in this Code.

7-Short-Term Trading Profits

No supervised person may profit from the purchase and sale, or sale and purchase, of the same Security within 60 calendar days, unless such transactions fully comply with the Blackout Period section of this document. Any profits realized on non-complying short-term trades must be disgorged.

8-Compliance Procedures

1. Initial Holdings Report

Every supervised person shall, no later than ten (10) days after the person becomes a supervised person, file an initial holdings report containing the following information:

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The title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each reportable security in which the supervised person had any direct or indirect beneficial interest ownership when the person becomes a supervised person;

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The name of any broker, dealer or bank, account name, number and location with whom the supervised person maintained an account in which any securities were held for the direct or indirect benefit of the supervised person; and

•	The date that the report is submitted by the supervised person. A form of this report is attached to this code as Schedule B.

The information submitted must be current as of a date no more than forty-five (45) days before the person became a supervised person.

2. Annual Holdings Report

Every supervised person shall, no later than January 31 each year, file an annual holdings report containing the same information required in the initial holdings report as described above. The information submitted must be current as of a date no more than forty-five (45) days before the annual report is submitted. A form of this report is attached to this code as Schedule B.

3. Quarterly Transaction Reports

Every supervised person must, no later than thirty (30) days after the end of each calendar quarter, file a quarterly transaction report containing the following information:

With respect to any transaction during the quarter in a reportable security in which the supervised persons had any direct or indirect beneficial ownership:

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The date of the transaction, the title and exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and  the principal amount (if applicable) of each covered security;

•	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
•	The price of the reportable security at which the transaction was effected;
•	The name of the broker, dealer or bank with or through whom the transaction was effected; and
•	The date the report is submitted by the supervised person. A form of this report is attached to this code as Schedule C.

4. Exempt Transactions

A supervised person need not submit a report with respect to:

•	Transactions effected for, securities held in, any account over which the person has no direct or indirect influence or control;
•	Transactions effected pursuant to an automatic investment plan, e.g. a dividend retirement plan;

5. Monitoring and Review of Personal Securities Transactions

The Chief Compliance Officer or such other individual(s) designated in this Code of Ethics will monitor and review all reports required under the Code for compliance with Pennant Management, Inc.'s policies regarding personal securities transactions and applicable SEC rules and regulations. The Chief Compliance Officer may also initiate inquiries of supervised persons regarding personal securities trading. Supervised persons are required to cooperate with such inquiries and any monitoring or review procedures employed by Pennant Management, Inc. Any transactions for accounts of the Chief Compliance Officer will be reviewed and approved by the President, or other designated supervisory person. The Chief Compliance Officer shall at least annually identify all supervised persons who are required to file reports pursuant to the Code and will inform such supervised persons of their reporting obligations.

6. Education

As appropriate, Pennant Management, Inc. will provide employees with periodic training regarding the Firm's Code of Ethics and related issues to remind employees of their obligations, and amendments and regulatory changes.

7. General Sanction Guidelines

It should be emphasized that all required filings and reports under the Firm's Code of Ethics shall be monitored by the Chief Compliance Officer or such other individual(s) designated in this Code of Ethics. The Chief Compliance Officer will receive and review report(s) of violations periodically. Violators may be subject to an initial written notification, while a repeat violator shall receive reprimands including administrative warnings, demotions, suspensions, a monetary fine, or dismissal of the person involved.

These are guidelines only, allowing Pennant Management, Inc. to apply any appropriate sanction depending upon the circumstances, up to and including dismissal.

9-Gifts and Entertainment

Giving, receiving or soliciting gifts in a business setting may create an appearance of impropriety or may raise a potential conflict of interest. Pennant Management, Inc. has adopted the policies set forth below to guide supervised persons in this area.

General Policy
Pennant Management, Inc.'s policy with respect to gifts and entertainment is as follows:

•	Giving, receiving or soliciting gifts in a business may give rise to an appearance of impropriety or may raise a potential conflict of interest;
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Supervised persons should not accept or provide any gifts or favors  that might influence the decisions you or the recipient must make in business transactions involving Pennant Management, Inc., or that others might reasonably believe would influence those decisions;

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Modest gifts and favors, which would not be regarded by others as improper and do not exceed $300 in value per year, may be accepted or given on an occasional basis. Entertainment that satisfies these requirements and conforms to generally accepted business practices also is permissible;

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Any supervised person who accepts, directly or indirectly, anything of value from any person or entity that does business with or on behalf of Pennant Management, Inc., including gifts and gratuities with value in excess of $300 per year, must obtain consent from the Chief Compliance Officer before accepting such gift.

•	Supervised persons may not accept gifts of cash or cash equivalents (gift cards for a specific business are not considered cash equivalents);
•	Where there is a law or rule that applies to the conduct of a particular business or the acceptance of gifts of even nominal value, the law or rule must be followed.

Reporting Requirements

•	All supervised persons must report quarterly the acceptance or gift of any business related gifts that exceed $100. A form of this report is attached this is Code as Schedule D.
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This reporting requirement does not apply to bona fide dining or bona fide entertainment if, during such dining or entertainment, you are accompanied by the person or representative of the entity that does business with Pennant Management, Inc.

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This gift reporting requirement is for the purpose of helping Pennant Management, Inc. monitor the activities of its employees. However, the reporting of a gift does not relieve any supervised person from the obligations and policies set forth in this Section or anywhere else in this Code. If you have any questions or concerns about the appropriateness of any gift, please consult the Chief Compliance Officer.

10-Rumor Mongering

Spreading false rumors to manipulate the market is illegal under U.S. securities laws. Moreover, this type of activity is considered by regulators to be a highly detrimental form of market abuse damaging both investor confidence and companies constituting important components of the financial system. This form of market abuse is vigorously investigated and prosecuted. Although there may be legitimate reasons to discuss rumors under certain circumstances; for example, to attempt to explain observable fluctuations in the market or a particular issuer’s share price, the dissemination of false information in the market in order to capitalize on the effect of such dissemination for personal or client accounts is unethical and will not be tolerated. Firms are required to take special care to ensure that its personnel neither generate rumors nor pass on rumors to clients or other market participants in an irresponsible manner.

Even where a rumor turns out to be true, among other things, trading on unsubstantiated information also creates a risk that the firm may trade on inside information that was leaked in violation of the law.

General Policy

It is Pennant Management, Inc.'s policy that unverified information be communicated responsibly, if at all, and in a manner that will not distort the market. No supervised person of Pennant Management, Inc. shall originate a false or misleading rumor in any way, or pass-on an unsubstantiated rumor about a security or its issuer for the purpose of influencing the market price of the security.

Communications issued from Pennant Management, Inc. should be professional at all times, avoiding sensational or exaggerated language. Factual statements which could reasonably be expected to impact the market should be carefully verified, if possible, before being issued in accordance with the procedures set forth below. Verification efforts should be documented in writing and maintained in the firm’s records.

These guidelines apply equally to written communications, including those issued via Bloomberg, instant messaging, email, chat rooms or included in published research notes, articles or newsletters, as well as to verbal communications. Statements which can reasonably be expected to impact the market include those purporting to contain factual, material or non-public information or information of a price-sensitive nature. The facts and circumstances surrounding the statement will dictate the likelihood of market impact.

For example, times of nervous or volatile markets increase both the opportunity for and the impact of rumors. If a supervised person is uncertain of the likely market impact of the dissemination of particular information, he/she should consult the Chief Compliance Officer or a member of senior management.

What is a Rumor? In the context of this policy, "rumor" means either a false or misleading statement which has been deliberately fabricated or a statement or other information purporting to be factual but which is unsubstantiated. A statement is not a rumor if it is clearly an expression of opinion, such as an analyst’s view of a company’s prospects. Rumors often originate from but are not limited to Internet blogs or bulletin boards among other sources.

When is a Rumor Unsubstantiated? In the context of this policy, a rumor is unsubstantiated when it is:

•	not published by widely circulated public media, or
•	the source is not identified in writing, and
•	there has been no action or statement by a regulator, court or legal authority lending credence to the rumor, or
•	there has been no acknowledgement or comment on the rumor from an official spokesperson or senior management of the issuer.

When May a Rumor Be Communicated? Rumors may be discussed legitimately within the confines of the firm, for example, within an Investment Committee Meeting, when appropriate, for example, to explain or speculate regarding observable market behavior.

A rumor may also be communicated externally, that is, with clients or other market participants such as a broker or other counterparty, only:

•	as set forth in these procedures,
•	when a legitimate business purpose exists for discussing the rumor.

Legitimate Business Purposes for Communicating a Rumor Externally: Legitimate business purposes for discussing rumors outside of the confines of the firm include:

•	when a client is seeking an explanation for erratic share price movement or trading conditions of a security which could be explained by the rumor, or
•	discussions among market participants seeking to explain market or trading conditions or one’s views regarding the validity of a rumor.

Form in Which Rumor Can Be Communicated Externally: Where a legitimate business purpose exists for discussing a rumor externally, care should be taken to ensure that the rumor is communicated in a manner that:
•	provides the origin of the information (where possible);
•	gives it no additional credibility or embellishment;
•	makes clear that the information is a rumor; and
•	makes clear that the information has not been verified.

Trading: Where a decision to place a trade in a client account is based principally on a rumor, the portfolio manager or trader must obtain the prior approval of a member of senior management.

Reporting & Monitoring: In order to ensure compliance with this policy, Pennant Management, Inc. may seek to uncover the creation and/or dissemination of false or misleading rumors by supervised persons for the purpose of influencing the market price of the security through targeted monitoring of communications and/or trading activities. For example, the Chief Compliance Officer may proactively select and review random emails or conduct targeted word searches of emails, or Bloomberg/instant messages. He/she may also flag trading pattern anomalies or unusual price fluctuations and retrospectively review emails, phone calls, Bloomberg/instant messages, etc. where highly unusual and apparently fortuitous profit or loss avoidance is uncovered.

Supervised persons are required to report to the Chief Compliance Officer or a member of senior management when he/she has just cause to suspect that another supervised person of Pennant Management, Inc. has deliberately fabricated and disseminated a false or misleading rumor or otherwise communicated an unsubstantiated rumor about a security or its issuer for the purpose of influencing the market price of the security.

11-Service as an Officer or Director

No supervised person shall serve as an officer or on the board of directors of any publicly or privately traded company without prior authorization by the Chief Compliance Officer or a designated supervisory person based upon a determination that any such board service or officer position would be consistent with the interest of Pennant Management, Inc.'s clients. Where board service or an officer position is approved, Pennant Management, Inc. shall implement a “Chinese Wall” or other appropriate procedure, to isolate such person from making decisions relating to the company’s securities.

12-Whistleblower Policy

As articulated in this Code's Statement of General Policy and Standards of Business Conduct, central to our firm's compliance culture is an ingrained commitment to fiduciary principles. The policies and procedures set forth here and in our Compliance Manual and their consistent implementation by all supervised persons of Pennant Management, Inc. evidence the Firm's unwavering intent to place the interests of clients ahead of self-interest for Pennant Management, Inc., our management and staff.

Every employee has a responsibility for knowing and following the firm’s policies and procedures. Every person in a supervisory role is also responsible for those individuals under his/her supervision. The Firm's principal or a similarly designated officer, has overall supervisory responsibility for the firm.

Recognizing our shared commitment to our clients, all employees are required to conduct themselves with the utmost loyalty and integrity in their dealings with our clients, customers, stakeholders and one another. Improper conduct on the part of any employee puts the Firm and company personnel at risk. Therefore, while managers and senior management ultimately have supervisory responsibility and authority, these individuals cannot stop or remedy misconduct unless they know about it. Accordingly, all employees are not only expected to, but are required to report their concerns about potentially illegal conduct as well as violations of our company’s policies.

Reporting Potential Misconduct

To ensure consistent implementation of such practices, it is imperative that supervised persons have the opportunity to report any concerns or suspicions of improper activity at the Firm (whether by a supervised person or other party) confidentially and without retaliation.

Reports of violations or suspected violations must be reported to the Chief Compliance Officer or, provided the CCO also receives such reports, to other designated members of senior management. Supervised persons may report suspected improper activity by the CCO to the Firm’s other senior management.
Responsibility of the Whistleblower

A person must be acting in good faith in reporting a complaint or concern under this policy and must have reasonable grounds for believing a deliberate misrepresentation has been made regarding accounting or audit matters or a breach of this Manual or the Firm’s Code of Ethics. A malicious allegation known to be false is considered a serious offense and will be subject to disciplinary action that may include termination of employment.

Handling of Reported Improper Activity

The Firm will take seriously any report regarding a potential violation of Firm policy or other improper or illegal activity, and recognizes the importance of keeping the identity of the reporting person from being widely known. Supervised persons are to be assured that the Firm will appropriately manage all such reported concerns or suspicions of improper activity in a timely and professional manner, confidentially and without retaliation.

In order to protect the confidentiality of the individual submitting such a report and to enable Pennant Management, Inc. to conduct a comprehensive investigation of reported misconduct, supervised persons should understand that those individuals responsible for conducting any investigation are generally precluded from communicating information pertaining to the scope and/or status of such reviews.

No Retaliation Policy

It is the Firm’s policy that no supervised person who submits a complaint made in good faith will experience retaliation, harassment, or unfavorable or adverse employment consequences. A supervised person who retaliates against a person reporting a complaint will be subject to disciplinary action, which may include termination of employment. A supervised person who believes s/he has been subject to retaliation or reprisal as a result of reporting a concern or making a complaint is to report such action to the CCO or to the Firm’s other senior management in the event the concern pertains to the CCO.

13-Reporting Violations and Sanctions

All supervised persons shall promptly report to the Chief Compliance Officer or, provided the CCO also receives such reports, to such other individual(s) designated in this Code of Ethics, all apparent or potential violations of the Code. Any retaliation for the reporting of a violation under this Code will constitute a violation of the Code.

The Chief Compliance Officer shall promptly report to senior management all apparent material violations of the Code. When the Chief Compliance Officer finds that a violation otherwise reportable to senior management could not be reasonably found to have resulted in a fraud, deceit, or a manipulative practice in violation of Section 206 of the Advisers Act, he or she may, in his or her discretion, submit a written memorandum of such finding and the reasons therefore to a reporting file created for this purpose in lieu of reporting the matter to senior management.

Senior management shall consider reports made to it hereunder and shall determine whether or not the Code has been violated and what sanctions, if any, should be imposed. Possible sanctions may include reprimands, monetary fine or assessment, or suspension or termination of the employee’s employment with the Firm.

14 - Records

The Chief Compliance Officer shall maintain and cause to be maintained in a readily accessible place the following records:

•	A copy of any Code of Ethics adopted by the Firm pursuant to Advisers Act Rule 204A-1 which is or has been in effect during the past five years;
•
A record of any violation of Pennant Management, Inc.'s Code and any action that was taken as a result of such violation for a period of five years from the end of the fiscal year in which the violation occurred;

•
A record of all written acknowledgements of receipt of the Code and amendments thereto for each person who is currently, or within the past five years was, a supervised person which shall be retained for five years after the individual ceases to be a supervised person of Pennant Management, Inc.;

•	A copy of each report made pursuant to Advisers Act Rule 204A-1, including any brokerage confirmations and account statements made in lieu of these reports;
•	A list of all persons who are, or within the preceding five years have been, access persons and supervised persons;
•
A record of any decision and reasons supporting such decision to approve a supervised persons' acquisition of securities in IPOs and limited offerings within the past five years after the end of the fiscal year in which such approval is granted.

15-Acknowledgement

Initial Acknowledgement

All supervised persons will be provided with a copy of the Code and must initially acknowledge in writing to the Chief Compliance Officer that they have: (i) received a copy of the Code; (ii) read and understand all provisions of the Code; (iii) agreed to abide by the Code; and (iv) reported all account holdings as required by the Code. A form of this acknowledgement is attached to this code as Schedule E.

Acknowledgement of Amendments

All supervised persons shall receive any amendments to the Code and must acknowledge to the Chief Compliance Officer in writing that they have: (i) received a copy of the amendment; (ii) read and understood the amendment; (iii) and agreed to abide by the Code as amended.

Annual Acknowledgement

All supervised persons must annually acknowledge in writing to the Chief Compliance Officer that they have: (i) read and understood all provisions of the Code; (ii) complied with all requirements of the Code; and (iii) submitted all holdings and transaction reports as required by the Code. A form of this acknowledgement is attached to this code as Schedule E.

Further Information

Supervised persons should contact the Chief Compliance Officer regarding any inquiries pertaining to the Code or the policies established herein.

SCHEDULE A

TRANSACTION AUTHORIZATION REQUEST FORM
PENNANT MANAGEMENT, INC.

ACCOUNT INFORMATION:

Supervised Person:                                              ____________________________________
_
Supervised Person’s Account:                          ____________________________________
(Account Name & Number)
or

Related Account:                                                  ____________________________________
(Account Name & Number)

Brokerage Firm or Bank:                                      ____________________________________

TRANSACTION INFORMATION:

Date:                                                                       ____________________________________

Security:                                                                 ____________________________________

Number of Shares:                                                ____________________________________

Type of Transaction:                                              ☐          BUY                                    ☐    SELL

Other Information:                                                ____________________________________

Type of Order:                                                         ☐  MARKET                            ☐    LIMIT

APPROVAL OF THE TRANSACTION IS SUBJECT TO YOUR KNOWLEDGE OF THE
FOLLOWING INFORMATION. PLEASE WRITE ADDITIONAL COMMENTS AS NECESSARY.

1.	Is there any current order for any advisory client(s) to purchase or sell the same security or its equivalent (the same issuer or some derivative, e.g., option or warrant)?
YES ☐   NO ☐

2.	Is the security being considered for purchase or sale for any advisory client?
YES ☐   NO ☐

3.	Has the security been bought or sold for advisory client account(s) within the last 2 days?
YES ☐   NO ☐

4.	Do you have any material nonpublic information about the security or the company?
YES ☐   NO ☐

5.	Is the security an IPO? YES ☐ NO ☐

6.	Is the security a Limited Offering or Private Placement? YES ☐ NO ☐

7.	Should this security be considered an investment opportunity for clients?
YES ☐   NO ☐

The above information is true and correct to the best of my knowledge. The above answers will be reviewed by a Compliance Officer in accordance with the firm’s Code of Ethics. Approval given for any transaction will remain in effect for 3 days.

_________________________________
Signature of Supervised Person

_________________________________
Name of Supervised Person

_________________________________
Date

Your pre-clearance request has been:                                                                                         ☐  Approved                            ☐   Denied

_________________________________
Signature of Compliance Officer

_________________________________
Name of Compliance Officer

_________________________________
Date

SCHEDULE B

INITIAL/ANNUAL HOLDINGS REPORT
PENNANT MANAGEMENT, INC

Each Supervised Person is to report initially (within 10 days of becoming an Supervised Person) and annually thereafter (no later than January 31st of each year) information about any security holdings in any account of the supervised person, or in any account in which the supervised person or any immediate family or household member, has a direct or indirect pecuniary interest.

The following securities do not need to be reported under the Code of Ethics:
1.	any account in which the adviser or any supervised person has no direct or indirect influence or control,
2.	direct obligations of the U.S. Government, e.g., U.S. Treasury bills, notes and bonds,
3.	high quality short-term instruments, e.g., U.S. bank certificates of deposit, bankers’ acceptances, and commercial paper,
4.	open-end investment companies, i.e., mutual funds unless our firm, or an affiliated company acts as investment adviser, sub-adviser or principal underwriter to the mutual fund(s);
5.
529 Plans, unless our Firm or a control affiliate manages, distributes, markets or underwrites the 529 Plan or the investments (including a fund that is defined as a reportable fund under Rule 204A-1) and strategies underlying the 529 Plan that is a college savings plan; and

6.	units of unit investment trusts, so long as the unit investment trust is neither managed by our firm, any affiliate of our firm, nor invested in affiliated mutual funds.

Initial/Annual Holdings Information (which must be current within 45 days of the date of this report):

☐ I do not have any reportable securities holdings as of:              ______________________________
(insert date for initial report or
year-end for annual report)

☐ I have reportable securities holdings as of:                                  ______________________________
(insert date for initial report or
year-end for annual report)

Reportable Securities
The reportable securities holdings are listed in the:

☐	attached brokerage statement(s),

☐	Holdings Report provided with this form, or

☐	attached report in the same format as the Holdings Report

INITIAL/ANNUAL HOLDINGS REPORT
PENNANT MANAGEMENT, INC

Name of Security	Ticker Symbol or CUSIP #	Type of Security	# of Shares	Principal Amount	Name of Broker- Dealer/Bank

I certify the above/attached information is true, accurate and complete as of the date indicated and discloses all reportable securities in all accounts in which I or any household/family member have a direct or indirect beneficial interest.

___________________________________                    _______________________
Signature                                                                                     Date Submitted

___________________________________
Name

Instructions:

1.	Please complete all sections,
2.	Sign, print and date the form, and
3.	Send to CCO (or designated person), before the deadline dates noted above.

SCHEDULE C

QUARTERLY TRANSACTIONS REPORT
PENNANT MANAGEMENT, INC.

Our firm's Code of Ethics and SEC regulations require that each supervised person report, within 10 days of the end of each calendar quarter, any personal securities transactions in any account of the supervised person, or any account in which the supervised person or any immediate family or household member, has a direct or indirect pecuniary interest.

Transactions do not need to be reported for:

1)	any account in which the adviser or any supervised person has no direct or indirect influence or control,
2)	direct obligations of the U.S. Government, e.g., U.S. Treasury bills, notes and bonds,
3)	high quality short-term instruments, e.g., U.S. bank certificates of deposit, bankers’ acceptances, and commercial paper,
4)	open-end investment companies (i.e., mutual funds) and/or 529 Plans unless our firm, or an affiliated company acts as investment adviser, sub-adviser or principal underwriter to the mutual fund(s);
5)
529 Plans, unless our firm or a control affiliate manages, distributes, markets or underwrites the 529 Plan or the investments (including a fund that is defined as a reportable fund under Rule 204A-1) and strategies underlying the 529 Plan that is a college savings plan; and

6)	units of unit investment trusts, so long as the unit investment trust is neither managed by our firm, any affiliate of our firm, nor invested in affiliated mutual funds.

☐	YES, I have had reportable personal securities transactions within the past quarter as reported on the: (check those that apply)

☐attached brokerage statement(s),
  Quarterly Report Form provided, or
☐ attached report in the same format as the Quarterly Report Form

☐	NO, I have had no reportable personal securities transaction(s) in the past quarter.

______________________________
Quarter Ending

I certify the above/attached information is true, accurate and complete as of the date indicated and discloses all reportable securities in all accounts in which I or any household/family member have a direct or indirect beneficial interest.

____________________________________                  _______________________
Signature                                                                                     Date Submitted

____________________________________
Name

QUARTERLY REPORT FORM
PENNANT MANAGEMENT, INC.

_____________________________________                          __________________________
Name	Date Submitted

Trade Date	Buy/ Sell	# of Shares /Units	Security Name or Description	Ticker Symbol or CUSIP #	Price	Total Amount	Name of Broker- Dealer or Bank

The reporting or recording of any such transaction shall not be construed as an admission that the investment adviser or supervised person has any direct or indirect beneficial ownership in the security.

SCHEDULE D

QUARTERLY GIFT REPORT
Pennant Management, Inc.

As defined in the Code of Ethics, each supervised person is required to report quarterly the acceptance or gift of any business related gifts that exceed $100. This reporting requirement does not apply to bona fide dining or bona fide entertainment if, during such dining or entertainment, you are accompanied by the person or representative of the entity that does business with Pennant Management. However, supervised persons are reminded that dining and entertainment does apply to the $300 per year maximum.

As a supervised person of Pennant Management, Inc., I certify the following:

a)	I am familiar with the Gifts and Entertainment Policy as defined in the Code of Ethics;

b)	I have received the following gifts the quarter. If none check here:

c)	I have given the following gifts during the quarter. If none check here:

Date	Gift		Received from/ Given to	Relationship (client, service provider, prospect, other)	Description of Gift (fruit basket, theatre tickets, gift cards)	Estimated value of gift (current retail)
	Given	Rec'd

Supervised Person Signature: _________________________

Supervised Person Name:        _________________________

Date:                                            _________________________

SCHEDULE E

Code Of Ethics Acknowledgment
Pennant Management, Inc.

As a supervised person of Pennant Management, Inc., I certify the following:

(i)	I have received a copy of the Code of Ethics;

(ii)	I have read and understand all provisions of the Code of Ethics;

(iii)	I agree to abide by the Code of Ethics;

(iv)	I understand that I am subject to the sanctions described in the Code of Ethics and willingly agree to accept any sanctions imposed against me.

(v)	I have provided Pennant Management, Inc. with all regulatory discipline history information.

(vi)	I have reported and will continue to report all personal account holdings and transactions as required by the Code.

Supervised Person Signature: _________________________________

Supervised Person Name:  ____________________________________

Date:  ____________________________________________________